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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       The Security Exchange Act of 1934


Date of Report (Date of earliest event reported)               February 28, 1997


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                          SMITH TECHNOLOGY CORPORATION
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             (Exact name of registrant as specified in its charter)



                 DELAWARE                        0-14992                     38-2294876

         (State of other jurisdiction of         (Commission File            (IRS Employer
           incorporated organization)                 Number)                identification No.)


                            Bayview Corporate Center
                         3501 Jamboree Road, Suite 550
                            Newport Beach, CA  92660
                    (address of principal executive offices)



      Registrant's telephone number, including area code:  (714) 737-7900



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Item 5.  Other Item


On February 28, 1997, Smith Technology Corporation [(formerly Smith Environmental Technologies Corporation) ("Smith")] and Elson T. Killam Associates, Inc. ("Killam"), a wholly owned subsidiary of Thermo Terra Tech, Inc. have signed a letter of intent for the sale by Smith to Killam of accounts receivable and assets related to Smith's operations conducted from its Mobile, Alabama; Panama City, Florida; and Dallas, Texas, offices. The purchase price of $7 million is subject to adjustment based upon a level of net tangible assets determined as of the closing date. Additionally, Killam will assume, with respect to the operation of those offices, trade payables, accrued retirement plan obligations, accrued sick pay and personal time-off liability reflected on the balance sheet. Killam will also assume obligations under any contracts included within the assets included in the sale.

The transaction is subject to the approval by the Board of Directors of Killam, its parent, and Smith, the completion of due diligence, approval of any required governmental regulatory bodies, other customary conditions and the negotiation and execution of a mutually agreed Asset Purchase Agreement.





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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SMITH TECHNOLOGY CORPORATION



                                        By:       /s/ William T. Campbell
                                                  -------------------------
                                                  William T. Campbell
                                                  Vice President-Finance


March 10, 1997





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